Investment Company Act File No. 811-23567

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 ☒

AMENDMENT NO. 3 ☒

BBR ALO FUND, LLC
(Exact Name of Registrant as Specified in its Charter)

55 East 52nd Street, 18th Floor
New York, New York 10055
(Address of Principal Executive Offices)

Registrant's Telephone Number, including Area Code: (212) 313-9870

Matthew Shapiro
c/o BBR Partners, LLC
55 East 52nd Street, 18th Floor
New York, New York 10055
(Name and Address of Agent for Service)

Copy to:

Nicole M. Runyan, Esq.
Brad A. Green, Esq.
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
(212) 969-3000

Check each box that appropriately characterizes the Registrant:

☒        Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 ("Investment Company Act")).

☐        Business Development Company (closed-end company that intends or has elected to be regulated as a business development company under the Investment Company Act).

☐        Interval Fund (Registered Closed-End Fund or a Business Development Company that makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act).

☐        A.2 Qualified (qualified to register securities pursuant to General Instruction A.2 of this Form).

☐        Well-Known Seasoned Issuer (as defined by Rule 405 under the Securities Act of 1933 (the "Securities Act")).

☐        Emerging Growth Company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934.

☐        If an Emerging Growth Company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

☒       New Registrant (registered or regulated under the Investment Company Act for less than 12 calendar months preceding this filing).

Explanatory Note

This Amendment is being filed solely to file certain exhibits to the Fund's Registration Statement on Form N-2. This Amendment does not modify any other part of the Registration Statement.

PART C. OTHER INFORMATION

Item 25. Financial Statements and Exhibits.

1.	Financial Statements: Not Applicable.

2.	Exhibits:

	(a)(1)	Certificate of Formation(1)

	(a)(2)	Form of Amended and Restated Limited Liability Company Agreement(1)

	(b)	Not Applicable

	(c)	Not Applicable

	(d)	See Item 25(2)(a)(2)

	(e)	Dividend Reinvestment Plan(2)

	(f)	Not Applicable

	(g)(1)	Form of Investment Advisory Agreement(1)

	(g)(2)	Form of Polen Capital Management, LLC Sub-Advisory Agreement(1)

	(g)(3)	Form of Quantum Capital Management, LLC Sub-Advisory Agreement, as revised*

	(g)(4)	Form of Vulcan Value Partners, LLC Sub-Advisory Agreement(1)

	(h)	Not Applicable

	(i)	Not Applicable

	(j)	Form of Custody Agreement(1)

	(k)(1)	Form of Administration and Fund Accounting Agreement(1)

	(k)(2)	Form of Transfer Agency Agreement(1)

	(k)(3)	Form of Escrow Agreement(1)

	(k)(4)	Form of Subscription Agreement(1)

	(l)	Not Applicable

	(m)	Not Applicable

	(n)	Not Applicable

(o)	Not Applicable

(p)	Not Applicable

(q)	Not Applicable

(r)(1)	Code of Ethics of the Registrant and BBR Partners, LLC, as amended*

(r)(2)	Code of Ethics of Polen Capital Management, LLC(1)

(r)(3)	Code of Ethics of Quantum Capital Management, LLC(1)

(r)(4)	Code of Ethics of Vulcan Value Partners, LLC(1)

__________________

*	Filed herewith.

(1)	Incorporated by reference to the respective Exhibits of the Registration Statement on Form N-2 (Reg. No. 811-23567), filed on May 1, 2020 (the "Registration Statement").

(2)	Incorporated by reference to Exhibit 2(e) of Amendment No. 1 to the Registration Statement filed on June 12, 2020.

Item 26. Marketing Arrangements: Not Applicable.

Item 27. Other Expenses of Issuance and Distribution:*

Legal fees
Blue Sky fees
Printing
Miscellaneous

Total

__________________

*       Incorporated by reference to the Registration Statement.

Item 28. Persons Controlled by or Under Common Control with Registrant:

No person is directly or indirectly under common control with the Registrant, except that the Registrant may be deemed to be controlled by BBR Partners, LLC, the Registrant's investment adviser (the "Adviser"). Information regarding the ownership of the Adviser is set forth in its Form ADV as filed with the Securities and Exchange Commission (the "SEC") (File No. 801-57219), and is incorporated herein by reference.

Item 29. Number of Holders of Securities as of November 30, 2020:

Title of Class	Number of Record Holders

Shares of Limited Liability Company Interests	732

Item 30. Indemnification:

Reference is made to Section 3.7 of the Registrant's Amended and Restated Limited Liability Company Agreement (the "LLC Agreement"), filed as Exhibit (a)(2) to the Registration Statement, and to Paragraph 7 of the Registrant's Investment Advisory Agreement (the "Investment Advisory Agreement"), filed as Exhibit (g)(1) to the Registration Statement. The Registrant hereby undertakes that it will apply the indemnification provisions of the LLC Agreement and the Investment Advisory Agreement in a manner consistent with Release 40-11330 of the SEC under the Investment Company Act of 1940, as amended (the "1940 Act"), so long as the interpretation therein of Sections 17(h) and 17(i) of the 1940 Act remains in effect.

The Registrant maintains insurance on behalf of any person who is or was an independent director, officer, employee or agent of the Registrant against certain liability asserted against and incurred by, or arising out of, his or her position. However, in no event will the Registrant pay that portion of the premium, if any, for insurance to indemnify any such person for any act for which the Registrant itself is not permitted to indemnify.

Item 31. Business and Other Connections of Investment Adviser:

A description of any other business, profession, vocation, or employment of a substantial nature in which the Adviser and the Registrant's subadvisers, and each member, director, executive officer, or partner of any such adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of member, trustee, officer, employee, partner or director, is set forth in the Confidential Memorandum in the section entitled "Investment Advisory Services." Information as to the members and officers of the Adviser (File No. 801-57219) is included in its Form ADV as filed with the SEC, and is incorporated herein by reference. In addition, information as to the members and officers of each of the Fund's subadvisers—Polen Capital Management, LLC (File No. 801-15180), Quantum Capital Management, LLC (File No. 801-57840) and Vulcan Value Partners, LLC (File No. 801-70739)—each of which primarily is engaged in the investment management business, is included in their respective Form ADVs as filed with the SEC, and is incorporated herein by reference.

Item 32. Location of Accounts and Records:

UMB Fund Services, Inc. serves as the Registrant's administrator, and maintains certain required accounting related and financial books and records of the Registrant at 235 West Galena Street, Milwaukee, Wisconsin 53212. The other required books and records are maintained by BBR Partners, LLC, 55 East 52nd Street, 18th Floor, New York, New York 10055 and 225 Broadhollow Road, Suite 306, Melville, New York 11747.

Item 33. Management Services: Not Applicable.

Item 34. Undertakings: Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Scarsdale, State of New York, on the 15th day of January, 2021.

BBR ALO FUND, LLC

By:	/s/ Barry M. Klayman
Barry M. Klayman
Authorized Person

Exhibit Index

(g)(3)	Form of Quantum Capital Management, LLC Sub-Advisory Agreement, as revised
(r)(1)	Code of Ethics of the Registrant and BBR Partners, LLC, as amended